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                                                                    Exhibit 10.1
                               AGREEMENT OF LEASE

                             Single Tenant Building

     THIS AGREEMENT OF LEASE, dated as of May 14, 1999, by and between NORTH POINT PARK, LLC, organized and existing under the laws of the State of South Carolina (together with its heirs, successors and permitted assigns, the "Landlord") and MCNAUGHTON APPAREL HOLDINGS INC., organized and existing under the laws of the State of South Carolina (together with its heirs, successors and permitted assigns, the "Tenant").

                                  WITNESSETH:

     1. Premises. Landlord does hereby demise and let unto Tenant and Tenant does hereby lease and take from Landlord for the term and upon the terms, covenants, conditions and provisions set forth herein all that tract of land located at Ashley Phosphate Extension, City of Hanahan, Berkeley County, South Carolina (herein called the "Lot") which is outlined in red on Exhibit "A" hereto, together with the building (herein called the "Building") and improvements to be constructed thereon in accordance with Article 2 hereof and the benefit of all rights, appurtenances, privileges, easements, rights of ingress or egress, licenses or hereditaments now or hereafter belonging or appertaining to any of the foregoing (the Lot, the Building, such benefits and any other improvements thereon being herein collectively called the "Premises"). Tenant acknowledges that Landlord does not own the Lot as of the date hereof but is a contract vendee for the purchase of the Lot. Landlord represents and warrants that it has valid and enforceable contract rights to purchase the Lot. Landlord's obligations hereunder are contingent upon Landlord's obtaining title to the Lot on or before June 15, 1999. If Landlord has not obtained title to the Lot on or before June 15, 1999, both Landlord and Tenant shall have the right to terminate this Agreement by written notice, and upon such termination neither party shall have any further obligations to each other whatsoever except that Landlord shall return to Tenant any security deposit held by Landlord in connection herewith and shall take all necessary action to cause the Letter of Credit required by Section 31 of this Lease to be terminated. In the event that Tenant requests Landlord to make application for a Fee in Lieu of Property Tax as described in Section 6 hereof, it is understood and agreed that Landlord may be required to convey title to all or part of the Premises to Berkeley County, South Carolina in which event Landlord shall lease the Premises, or such part thereof, from Berkeley County and this Lease shall automatically be converted from a lease to a sublease between Landlord and Tenant.

     2.  Completion by Landlord.

     (a) The Premises shall be completed in accordance with the plans, which shall include but not be limited to civil, architectural, structural, mechanical, electrical, plumbing and fire protection plans, attached hereto as Exhibit "B" (herein called the "Plans") and the specifications attached hereto as Exhibit "C" (herein called the "Specifications") (collectively, "Landlord's Work"). All necessary construction shall be commenced promptly and shall be Substantially Completed (as hereinafter defined) promptly and with due diligence in accordance with the time periods set forth herein, ready for use and occupancy by Tenant on the date set forth in Article 3. Provided, however, that the time for Substantial Completion of the Premises shall be extended

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for additional periods of time equal to the time lost by Landlord or Landlord's contractors, subcontractors or suppliers due to strikes or other labor troubles, governmental restrictions and limitations, scarcity, unavailability or delays in obtaining fuel, labor or materials, war or other national emergency, accidents, floods, defective materials, fire damage or other casualties, adverse weather conditions, or any cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord or Landlord's contractors, subcontractors or suppliers (collectively, "Force Majeure Events"). All construction shall be done in a good and workmanlike manner and shall comply at the time of completion with all Permitted Encumbrances (as hereinafter defined), applicable and lawful laws, ordinances, regulations and orders of the federal, state, county or other governmental authorities having jurisdiction thereof. Tenant and its authorized agents, employees and contractors shall have the right, at Tenant's own risk, expense and responsibility at all reasonable times prior to the Commencement Date as hereinafter defined, to enter the Premises for the purpose of taking measurements, installing its furnishings and equipment and performing the work described on Exhibit "D" attached hereto (collectively, "Tenant's Work"); provided that Tenant, in so doing, shall not unreasonably interfere with or delay the work to be performed hereunder by Landlord, and Tenant shall use contractors and workmen compatible with the contractors and workmen engaged in the work to be performed hereunder by Landlord, and Tenant shall have obtained Landlord's written consent prior to installing any fixtures not expressly authorized hereby.

     (b) Tenant may request changes to the Plans or Specifications. Landlord shall have the right to approve or disapprove such requested changes in the exercise of its reasonable discretion. In no event shall Landlord be required to approve a requested change if, in Landlord's sole judgment, the requested change will result in a construction delay in excess of forty-five (45) days. Within fifteen (15) days after Tenant shall request a change to the Plans and Specifications, Landlord shall notify Tenant in writing as to whether the change requested by Tenant will, in Landlord's reasonable and good faith judgment, entail additional construction costs and/or additional construction time. If, in Landlord's reasonable and good faith judgment, such changes will entail additional construction costs and/or additional construction time, such written notice shall contain Landlord's reasonable estimate of the additional construction costs and/or additional construction time that the same will entail. If Landlord shall not so notify Tenant within such fifteen (15) day period, then:

        (i) the Plans and Specifications shall be changed as set forth in Tenant's request ;

        (ii) Tenant shall not be obligated to pay any additional construction costs as a result of such changes; and

        (iii) The scheduled completion date (as otherwise extended in accordance with the terms hereof) shall not be modified as a result thereof.

If Landlord shall so notify Tenant that the changes will entail additional construction costs and/or additional construction time, Tenant shall notify Landlord in writing within three (3) business days after such determination as to whether Tenant wishes to make the changes in question. If Tenant shall not so notify Landlord, it shall be conclusively deemed that Tenant has elected to

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withdraw the proposed change in the Plans and Specifications.  If Tenant shall notify Landlord that Tenant nonetheless wishes to make the change in question, then:

        (i) Landlord's Plans and Specifications shall be changed as set forth in Tenant's request;

        (ii) Tenant agrees to begin paying rent under this Lease as of the date, reasonably determined by Landlord, that Substantial Completion would have been achieved but for Tenant's requested changes;

        (iii) to the extent that Landlord shall incur additional construction costs resulting from such changes, Tenant shall pay to Landlord, as and when Landlord incurs the same, the actual and direct amount of such additional construction costs except to the extent they exceed Landlord's original good faith estimate by more than fifteen percent (15%) in which event Tenant shall only be responsible for the first fifteen percent (15%) of the construction costs that are in excess of Landlord's good faith estimate; and

        (iv) to the extent that such changes shall entail additional construction time, the Target Completion Date (as hereinafter defined and as otherwise extended in accordance with the terms hereof) shall be extended by the number of days of additional construction time actually incurred in connection with such changes (even though such time may exceed Landlord's original good faith estimate).

     (c) The Landlord hereby agrees to provide Tenant with a notice (the "Anticipated Completion Notice") that Tenant may begin the construction of Tenant's Work, which notice shall be given by Landlord to Tenant upon the earlier of: (i) ninety (90) days prior to the anticipated date of Substantial Completion of the Building; or (ii) the earliest date that the progress of Landlord's construction is such that the commencement of Tenant's Work will not significantly interfere with the completion of Landlord's construction obligations. Notwithstanding the delivery of the Anticipation Completion Notice, Landlord reserves the right to revise the anticipated date of Substantial Completion. Upon receipt of the Anticipated Completion Notice, Tenant shall be permitted to install a mezzanine storage deck in the Premises provided that Tenant installs the fire protection equipment required by applicable law in connection with such improvement and that the Tenant otherwise complies with all applicable laws and regulations in the conduct of Tenant's Work.

     (d) During the construction of the Building, Tenant and its consultants and engineers shall have the right to attend all regularly scheduled contractor and project construction meetings, to inspect all relevant construction documents and records, to meet with construction personnel at reasonable times and to inspect the construction site from time to time. The purpose of the foregoing is to allow Tenant to monitor the course of construction, as well as to resolve any questions or comments regarding whether Landlord's Work is progressing in a good and workmanlike manner in accordance with the Plans and Specifications. Without limiting any of Tenant's rights set forth herein, Tenant's representatives shall have no voting or other decision rights at any meetings they attend. Tenant acknowledges that Landlord may also invite other

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individuals, including, without limitation, representatives of Liberty Property
Trust, to attend all such meetings.

     3.  Term.

     (a) The term of this lease shall commence on the later of January 30, 2000 or on the date when the Premises and the improvements required to be constructed by Landlord under Article 2 hereof shall have been Substantially Completed (herein called the "Commencement Date"). If the date of Substantial Completion is delayed as a result of changes requested by Tenant and Tenant was notified, in writing, that such changes would result in delays, the term of the lease and the payment of rent shall commence as if the Premises were Substantially Complete on the originally scheduled date but no earlier than March 1, 2000, as extended for reasons other than those caused by Tenant. Unless sooner terminated in accordance with the terms hereof, the term of this lease shall end without the necessity for notice from either party to the other at 12:01 a.m. local time on the fifteenth (15th) anniversary of the first day of the first full calendar month following the date, which shall not occur until all free rent periods provided for hereunder, if applicable, have expired, that Tenant is first obligated to pay rent under the terms and conditions of this Lease (herein called the "Expiration Date").

     This Lease shall become effective upon the later to occur of both (i) the execution of this Lease by Landlord and Tenant; and (ii) the delivery by Tenant to Landlord of the initial Letter of Credit described in Section 31 of this Lease.

     (b) For purposes of this Lease, the Premises shall be "Substantially Complete" on the day that Landlord obtains a certificate of occupancy for the Building and the certification of: (i) an architect that: (A) to the best of the architect's knowledge, information and belief, the Building was constructed in general conformance with the plans and specifications; and (B) in the architect's professional opinion, the Building is in compliance with applicable laws, codes and ordinances; and (ii) the Landlord's general contractor that: (A) the Building has been constructed in accordance with the plans and specifications; and (B) the construction of the Building has been completed in a good and workmanlike manner. Landlord and Tenant agree that any dispute as to whether or not Substantial Completion has occurred shall be resolved as provided in Section 23 hereof. The Premises shall be considered to be Substantially Completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, which details Landlord shall promptly thereafter perform at Landlord's sole cost and expense. The Premises shall be considered to be Substantially Complete if Landlord is unable to obtain the required certificate of occupancy or architect's certification (or general contractor's certification) due to Tenant's failure to complete any aspect of Tenant's Work. Without limiting any of the foregoing, Landlord and Tenant acknowledge and agree that the Premises shall be considered Substantially Complete notwithstanding the fact that: (i) gravity feed sanitary sewer service for the Premises may not have been completed by the Berkeley County Water and Sewer Authority in which event the Premises shall be deemed Substantially Complete if Landlord, at its expense, has constructed or caused the construction of a temporary septic tank sanitary sewer system to serve the Premises which shall (A) be in the form of either a temporary septic tank or "pump and haul" system that is approved by the South Carolina Department of Health and Environmental Control; and (B)

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provide the same level of service as would be provided by the permanent gravity feed sanitary sewer (it being agreed that Landlord will bear all costs related to the operation, maintenance, repair and hauling charges of any temporary sewer system); or (ii) the road that connects the Premises to North Rhett Avenue shall not have been accepted for dedication by Berkeley County, in which event the Premises shall be deemed Substantially Complete if Landlord has obtained a private access easement for Tenant's use which road shall (A) be paved; (B) allow vehicular (including truck) ingress and egress over the private road area not yet dedicated; and (C) be maintained at Landlord's cost and expense.

     (c) Landlord also agrees to provide Tenant with a notice of Substantial Completion of the Building (the "Substantial Completion Notice"). Tenant shall, within ten (10) days of the Substantial Completion Notice, provide Landlord with a list of "punch list" items and Landlord agrees to promptly complete such punch list items; provided, however, that the term of this Lease, and Tenant's
            --------  -------
obligation to pay rent hereunder, shall commence upon Substantial Completion notwithstanding the existence of any "punch list" items. Subject to Tenant's rights under Section 23, Tenant agrees that it shall execute and deliver the Acceptance Certificate, subject to "punch-list" items, required by Section 23(c) of this Lease notwithstanding the existence of any "punch-list" items.

     (d) Landlord and Tenant agree that the target completion date for the Building (excluding Tenant work) is February 29, 2000 (as extended by Force Majeure Events, by the provisions of Section 2 of this Lease, or as otherwise provided herein, the "Target Completion Date"). In the event that the Building shall not be Substantially Complete on or prior to the date (as extended by any Force Majeure or as provided in Section 2(b), the "Rent Penalty Date") that is sixty (60) days after the Target Completion Date, the Commencement Date shall be the date on which Substantial Completion actually occurs and Tenant shall be given a credit against rent which would otherwise have been payable from and after the date of Substantial Completion equal to one (1) day of free rent for each one (1) day that the Commencement Date occurs after the Rent Penalty Date (such number of days of free rent, the "Rent Penalty"). Tenant shall have no right to terminate this Lease on account of any delay in Landlord's Substantial Completion of the Premises except that Tenant shall have the right to terminate this Lease upon five (5) days advance written notice to Landlord if Substantial Completion does not occur prior to the date that is four (4) months after the Rent Penalty Date. Notwithstanding the fact that the Target Completion Date and Rent Penalty Date may be extended by reason of Force Majeure or as otherwise provided in this Lease, Landlord and Tenant agree that Tenant shall, regardless of the occurrence of any Force Majeure event, have the right to terminate this Lease if the Building is not Substantially Completed on or prior to August 31, 2000. At any time prior to the repayment in full of Landlord's initial construction loan for the Building where Tenant has the right to exercise a termination right, Landlord may request from Tenant and Tenant shall provide to Landlord, within five (5) business days of a Landlord request, a written notice stating either that Tenant has elected to terminate the Lease or stating that Tenant will not exercise any termination right for a period of at least thirty
(30) days from the date of Tenant's statement. Landlord and Tenant agree that Landlord shall have the right to deliver to Tenant a notice of termination of this Lease (the "Landlord Termination Notice") upon the first to occur of the following: (i) the date that is five (5) months after the occurrence of the Rent Penalty Date, as such date may be extended by Force Majeure or as otherwise provided in this Lease; or (ii) December 31, 2000,

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regardless of whether or not any Force Majeure event has occurred. In the event that Landlord has delivered a Landlord Termination Notice to Tenant as provided in the preceding sentence, Tenant shall, within five (5) business days of its receipt of such Landlord Termination Notice, advise Landlord in writing whether or not Tenant agrees to waive the accrual of any Rent Penalty from and after the date of the Landlord Termination Notice. If, upon Tenant's receipt of the Landlord Termination Notice, Tenant fails to agree by written notice to Landlord within five (5) business days to waive the accrual of any Rent Penalty from and after the date of the Landlord Termination Notice, then this Lease shall be terminated as of the date of the Landlord Termination Notice and Tenant shall be entitled to receive on account of Landlord's termination an amount equal to the monetary value of the Rent Penalty that had accrued to Tenant's benefit as of the date of the Landlord Termination Notice. If Tenant advises Landlord within five (5) business days of its receipt of the Landlord Termination Notice that it has agreed to waive the accrual of any Rent Penalty from and after the date of the Landlord Termination Notice, the Landlord Termination Notice shall be deemed withdrawn and Landlord and Tenant shall each be obligated to continue performance under this Lease for a period of five (5) months (the "Extension Period") from and after the date of the Landlord Termination Notice and no Rent Penalty shall accrue to Tenant's benefit during the period from and after the date of the Landlord Termination Notice. In addition, both Landlord and Tenant agree to waive any termination right during the Extension Period. Upon the expiration of the Extension Period, either Landlord or Tenant may terminate this Lease by written notice and if Landlord shall terminate the Lease upon the expiration of the Extension Period, Tenant shall be entitled to receive on account of Landlord's termination an amount equal to the monetary value of the Rent Penalty that had accrued to Tenant's benefit as of the date of the Landlord Termination Notice delivered by Landlord prior to the commencement of the Extension Period. If, upon the expiration of the Extension Period neither Landlord nor Tenant elects to terminate this Lease, the Building is Substantially Completed and Tenant occupies the Premises as contemplated herein, then Tenant shall be entitled to the benefit of the Rent Penalty that accrued prior to the delivery by Landlord of the Landlord Termination Notice delivered by Landlord prior to the commencement of the Extension Period.

     (e) Option to Renew.  Provided Tenant is not in default of any provisions
         ---------------
of this Lease either at the time it provides notice of renewal or at the expiration of the initial term of this Lease, the term of this Lease may be extended twice at the option of the Tenant for consecutive five (5) year periods. Such options shall be exercised by written notice to Landlord given at least one hundred eighty (180) days but no more than one (1) year prior to the expiration of the initial term or first extended term, as the case may be, of this Lease. Any extension of the Term of this Lease shall be upon the same terms, covenants and conditions of this Lease except that the Minimum Annual Rent shall be equal to the lesser of: (i) one hundred five percent (105%) of the Minimum Annual Rent paid during the immediately preceding year; or (ii) fair market value. Payment of all additional rent and other charges to be made by Tenant for the initial term of this Lease shall continue during any extension period. Any termination of this Lease shall automatically terminate all unexercised rights of further extensions. If Landlord and Tenant cannot agree upon the fair market value of Minimum Annual Rent to be paid during a renewal of this Lease, Landlord and Tenant shall each appoint an appraiser and such appraisers shall, within thirty (30) days of their appointment, together determine the fair market value of Minimum Annual Rent. If such two appraisers cannot agree upon the fair market value of Minimum Annual Rent, they shall submit separate appraisals to a third appraiser

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appointed by them who shall submit an appraisal for the fair market value of
Minimum Annual Rent. In such event, the Minimum Annual Rent that shall be binding upon the parties hereto shall be the average of the three appraisals.

     4. Use of Premises. Tenant shall occupy the Premises throughout the term and shall use the same for and only for a distribution facility with appurtenant offices or any other lawful use; provided, however, that Tenant shall not be permitted to use the Premises for any use not permitted by applicable zoning regulations or by any covenants and restrictions to which the Premises is made subject during the term of this Lease.

     5.  Rent.

     (a) Minimum Annual Rent. Subject to Section 3(d), from and after the later to occur of March 1, 2000, and the date of Substantial Completion, Tenant shall pay a minimum annual rent of One Million One Hundred Fifty-Five Thousand and No/100 ($1,155,000.00) Dollars without notice or demand, and without set off in equal monthly installments of Ninety Six Thousand Two Hundred Fifty & No/100 ($96,250.00) Dollars in advance on the first day of each calendar month during the first five years of this lease term, which shall be increased to One Million Three Hundred Twenty Thousand & No/100 ($1,320,000.00) Dollars per annum payable One Hundred Ten Thousand and No/100 ($110,000.00) Dollars per month during the second five years of the term of this Lease and One Million Four Hundred Seventy Eight Thousand Four Hundred and No/100 ($1,478,400.00) Dollars per annum in monthly installments of One Hundred Twenty Three Thousand Two Hundred & No/100 ($123,200.00) Dollars during the last five years of the lease term.

Provided, however, that rent for the first full month after the Commencement Date shall be paid no later than the Commencement Date. If the Commencement Date shall fall on a day other than the first day of a calendar month, the rent shall apportioned pro rata on a per diem basis for the period between the Commencement Date and the first day of the following calendar month. In addition, Tenant shall pay Landlord without setoff the additional rent as hereinafter set forth. Unless otherwise specifically provided, all sums shall be paid to Landlord at the address given in Article 30 hereof.

     6.  Taxes and Other Impositions.

     (a) Payment. As additional rent hereunder, at least thirty (30) days before any fine, penalty, interest or cost may be added thereto for the non-payment thereof (or sooner if elsewhere herein required), Tenant shall pay throughout the term of this lease all levies, taxes, assessments, water and sewer rents and charges, liens, license and permit fees, charges for public utilities and all other charges, imposts or burdens of whatsoever kind and nature, general or special, foreseen or unforeseen, whether or not particularized by name, ordinary or extraordinary, which are applicable to the term of this lease, and which are created, levied, assessed, confirmed, adjudged, imposed or charged by any federal, state or municipal government or public authority, or under any law, ordinance or regulation thereof, or pursuant to any recorded covenants or agreements (all of which are hereinafter referred to as "Impositions") upon or with respect to the Premises, the Lot or any improvements made thereto, any part of the foregoing, any

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appurtenances thereto, or directly upon this lease or the rent payable hereunder or amounts payable by any subtenants or other occupants of the Premises, or upon this transaction or any related documents to which Tenant is a party or successor in interest, or against Landlord because of Landlord's estate or interest herein. If Tenant is permitted by the assessing and collecting authorities and by all mortgagees and elects to pay any Imposition in installments, Tenant shall not be responsible for any unpaid installments thereof which become due and payable after the expiration or sooner termination of the term of this lease. Tenant shall pay each Imposition at Landlord's election to Landlord or directly to the government or other public authority charged with the collection of such Imposition; and in the latter event, Tenant shall furnish Landlord, not later than ten (10) days prior to the last day upon which they may be paid without any fine, penalty, interest or cost, receipts or other evidence satisfactory to Landlord of the payment of all such Impositions.

     If requested by Tenant, Landlord will submit the appropriate applications and enter into the appropriate agreements to cause the Premises to be subject to a "Fee In Lieu of Property Tax" under South Carolina law. In the event Tenant makes such a request, Tenant agrees to reimburse Landlord, as additional rent hereunder, for all costs and expenses incurred by Landlord in connection with making such an application and in connection with drafting and negotiating appropriate agreements with Berkeley County including, without limitation, legal fees and expenses. Tenant understands and agrees that it shall be responsible not only for the legal fees and expenses of Landlord's counsel but also for the legal fees and expenses of counsel retained by Berkeley County. Berkeley County has advised Landlord that, if an application for a Fee In Lieu of Property Tax is made by Landlord, Berkeley County will be represented by the law firm of Nexsen Pruet Jacobs Pollard & Robinson LLP.

     (b) New Methods of Taxation. Nothing herein contained shall be interpreted as requiring Tenant to pay any income, excess profits, corporate capital stock, or franchise tax imposed or assessed upon Landlord, unless such tax or any similar tax is levied or assessed in lieu of all or any part of any Imposition or an increase in any Imposition. If under the requirements of any state or local law with respect to such new method of taxation Tenant is prohibited from paying such new tax which is material in amount, Landlord may, at its election, terminate this lease by giving at least six (6) months advance written notice thereof to Tenant.

     (c)  Monthly Deposits.  Notwithstanding the foregoing provisions of this
Article 6, Landlord shall have the right upon the occurrence and continuance of a default by Tenant under this Lease, at its option, to require Tenant to pay to Landlord or to any mortgagee, at the time when the monthly installment of minimum rent is payable, an amount equal to one-twelfth (1/12th) of the annual Impositions as estimated by Landlord. If Landlord elects to have Tenant make such payments, Tenant also shall pay to Landlord or to such mortgagee, as the case may be, at least thirty (30) days before any fine, penalty, interest or cost may be added thereto for the non-payment thereof, the amount by which the Impositions becoming due exceed the monthly payments on account thereof previously made by Tenant. The amounts paid by Tenant pursuant to this Paragraph
(c) shall be used to pay the Impositions, but such amounts shall not be deemed to be trust funds and no interest shall be payable thereon.

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     (d)  Contest by Landlord.  Landlord may bring proceedings to contest the validity or amount of any Imposition or to recover payments therefor. Tenant shall cooperate with Landlord with respect to such proceedings to the extent reasonably necessary and Landlord shall be entitled to deduct from any refund actually obtained all reasonable costs, fees and expenses incurred in connection with such proceedings as additional rent.

     (e) Contest by Tenant. Tenant, without postponement of payment, may bring proceedings to contest the validity or amount of any Imposition or to recover payments therefor. Tenant shall save Landlord harmless from all costs and expenses in connection with such proceedings. Landlord shall cooperate with Tenant with respect to such proceedings to the extent reasonably necessary, but all costs, fees and expenses incurred in connection with such proceedings shall be borne by Tenant, Tenant shall give Landlord advance written notice of Tenant's intention to take any such action.

     7.  Insurance.

     (a) Types. Tenant, at Tenant's sole cost and expense, shall maintain and keep in effect throughout the term with policies from an insurer and in form and substance all satisfactory to Landlord:

          (i) insurance against loss or damage to the Building and all other improvements now or hereafter located on the Premises by fire, earthquake and such other casualties as may be included in the all-risk insurance from time to time available, in an amount equal to the full insurable replacement value of the Building and improvements (which shall be deemed to be Ten Million Five Hundred Thousand Dollars ($10,500,000.00)), the policy to have attached thereto replacement cost, agreed amount and rental coverage (for a period of one (1) year) endorsements or comparable forms of coverage;

          (ii) insurance against liability for bodily injury (including death) or property damage in or about the Premises, under a policy of comprehensive general public liability insurance, with such limits as to each as may be reasonably required by Landlord from time to time but not less than $500,000 for each person and $1,000,000 for each occurrence of bodily injury (including death) and $500,000 for property damage;

          (iii) boiler insurance (if applicable), plate glass insurance, war risk insurance (when available), and such other forms of insurance as may be specified from time to time by Landlord; all such insurance shall be in such reasonable types and amounts as may be specified from time to time by Landlord or by any mortgagee and commercially available at reasonable cost; and

          (iv) any other reasonable insurance coverage that may be required from time to time by any mortgagee or that may be required generally by institutional mortgagees.

     (b)  Insured Parties.  The policies of insurance described in Paragraphs
(a)(i), (iii) and (iv) of this Article 7 shall name Landlord as an insured party, as its interest may appear, and in addition shall contain a standard mortgagee endorsement in favor of all mortgagees or, at the

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election of any such mortgagee, any reasonable variation of such endorsement.
The policies of insurance described in Paragraph (a)(ii) of this Article 7 shall name both Landlord and Tenant as the insured parties.

     (c)  Policies.  Each policy of insurance required by Paragraph (a) of this
Article 7 shall provide that it shall not be canceled without at least thirty
(30) days prior written notice to Landlord and to any mortgagee named in any endorsement thereto. Each policy shall have an executive notice endorsement or comparable form of coverage attached thereto to the effect that no act or omission of Tenant shall affect the obligation of the insurer to pay the full amount of any loss sustained.

     (d) Evidence of Coverage. At least thirty (30) days prior to the Commencement Date, a certificate of insurance for each policy shall be delivered to Landlord by Tenant. Tenant may carry any insurance required by this Article 7 under a blanket policy, applicable to the Premises, in which event Tenant shall deliver the insurer's certificates thereof and two certified copies of the underlying policy in lieu of the original, showing all of the terms of such coverage applicable to the Premises and showing the insured parties as aforesaid. If Tenant shall fail, refuse or neglect to obtain or to maintain any insurance that it is required to provide, or to furnish Landlord with satisfactory evidence of coverage within the time required and Tenant shall fail to cure such insurance deficiency after Landlord has provided Tenant with five
(5) days advance written notice of such insurance deficiency, Landlord shall have the right to purchase such insurance. All payments for such insurance made by Landlord shall be recoverable by Landlord from Tenant, together with interest thereon, as additional rent promptly upon being billed therefor.

     (e) Waiver of Subrogation. Each of the parties hereto hereby releases the other, to the extent of the releasing party's insurance coverage, from any and all liability for any loss or damage covered by such insurance which may be inflicted upon the property of such party even if such loss or damage shall be brought about by the fault or negligence of the other party, its agents or employees; provided, however, that this release shall be effective only with respect to loss or damage occurring during such time as the appropriate policy of insurance shall contain a clause to the effect that this release shall not affect said policy or the right of the insured to recover thereunder. If any policy does not permit such a waiver, and if the party to benefit therefrom requests that such a waiver be obtained, the other party agrees to obtain an endorsement to its insurance policies permitting such waiver of subrogation if it is available. If an additional premium is charged for such waiver, the party benefiting therefrom agrees to pay the amount of such additional premium promptly upon being billed therefor.

     8.  Repairs and Maintenance.

     (a) Except as specifically otherwise provided in Paragraph (b) of this Article, Tenant, at its sole cost and expense and throughout the term of this lease, shall keep and maintain in good order and condition the Building and the other improvements now or hereafter located upon the Premises, and any sidewalks, parking areas, curbs and access ways upon or adjoining the Premises, and shall promptly make all repairs necessary to keep and maintain such good order and condition, whether such repairs are interior or exterior, ordinary or extraordinary, foreseen or unforeseen. Tenant shall not use or permit the use of any portion of the Premises for outdoor storage. When used in this Article 8, the term "repairs' shall include replacements and renewals when necessary. All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises. Tenant shall maintain and repair all HVAC systems appurtenant to the Building using a service firm(s) acceptable to Landlord which shall provide service and maintenance in accordance with the manufacturer's recommendations and shall provide a copy of the contract to Landlord.

     (b) Landlord, throughout the term of this lease and at Landlord's sole cost and expense, shall make all necessary repairs to the footings and foundations and the structural elements of the building including structural steel columns and girders forming a part of the Premises but excluding the roof; provided, however, that Landlord shall have no responsibility to make any repair unless and until Landlord receives written notice of the need for such repair, and provided further that Landlord shall have no responsibility to repair any damage which arises out of or is caused by Tenant's use, manner of use or occupancy of the Premises, or by Tenant's installations in or upon the Premises, or by any act or omission of Tenant or any employee, agent, contractor or invitee of Tenant.

     (c) Except for those matters with respect to which Landlord is specifically made responsible as described in paragraph (b) above, Tenant shall keep and maintain all portions of the Premises (including, without limitation, the roof of the Building) and any sidewalks, parking areas, curbs and access ways adjoining the Premises in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice and shall keep and maintain all open areas of the Premises not built upon or paved as landscaped areas in a neat and orderly condition by performing all necessary tasks, including, but not limited to, grass cutting, seeding, watering, weeding and replacing any dead or diseased planting.

     9. Utility Charges. Tenant shall be solely responsible for and shall pay promptly all rents, costs and charges for water service, sewer service, gas, electricity, light, heat, steam, power, telephone and other communication services, and any and all other utilities or services rendered or supplied upon or in connection with the Premises.

     10. Net Lease. Except for the obligations of Landlord expressly set forth herein, this lease is a "net lease" and Landlord shall receive the minimum annual rent as hereinabove provided as net income from the Premises, not diminished by any Imposition or any expenses or charges required to be paid to maintain and carry the Premises or to continue the ownership of Landlord other than payments under any mortgages now existing or hereafter created by Landlord, and, except as set forth herein, Landlord is not and shall not be required to render any services of any kind to Tenant.

     11. Governmental Regulations. Landlord covenants and agrees that it shall deliver the Premises to Tenant in a condition such that the Premises complies with all applicable laws and regulations. With regard to all or any part of the Premises or to the use or manner of use of the Premises, or to the sidewalks, parking areas, curbs and access ways adjoining the Premises, or to the fixtures and equipment in the Premises, throughout the term of this lease and at its sole cost and expense, Tenant shall: (i) comply promptly with all laws, ordinances, notices, orders, rules, regulations and requirements of all federal state and municipal governments and all departments, commissions, boards and officers thereof, and of the National Board of Fire Underwriters or any other body now or hereafter constituted exercising similar functions relating to Tenant's business and Tenant's obligations under this Lease; and (ii) keep in force at all times all licenses, consents and permits necessary for the lawful use of the Premises for the purposes herein provided; and (iii) comply with the requirements of all public liability, fire, and other policies of insurance covering the Premises whether any of the foregoing are foreseen or unforeseen, ordinary or extraordinary. Provided, however, that Tenant shall not be required to comply with the foregoing laws, ordinances and notices with respect to the footings and foundations and the structural elements of the Building, including, without limitation, structural steel columns and girders forming a part of the Premises unless the need for such compliance arises out of or is caused by Tenant's use, manner of use or occupancy of the Premises, or by Tenant's installations in or upon the Premises or by any act or omission of Tenant or any employee, agent, contractor or invitee of Tenant.

     12. Signs. Except for signs which are located wholly within the interior of the Building and which are not visible from the exterior of the Premises, no signs shall be placed, erected, maintained or painted at any place upon the Premises without the prior written consent of Landlord as to the size, design, color, location, content, illumination, composition or material and mobility thereof. All signs shall be maintained by Tenant in good condition during the term of this lease, and Tenant shall remove all signs at the termination of this lease and shall remain and restore any damage caused by the installation or removal thereof.

     13.  Alterations, Additions and Fixtures.

     (a) Subject to the provisions of Article 14 hereof, Tenant shall have the right to install in the Building any trade fixtures from time to time during the term of this lease; provided, however, that no such installation or removal thereof shall affect the structural portions of the Building and that Tenant shall repair and restore any damage or injury to the Premises caused thereby.

     (b) Tenant shall not make or permit to be made any alterations, improvements or additions to the Premises without on each occasion first presenting to Landlord plans and specifications therefor and obtaining Landlord's prior written consent thereto; except that Tenant may make nonstructural changes to the interior of the Building without the consent of Landlord provided that: (i) Tenant supplies Landlord with plans and specifications and any necessary permits therefor at least ten (10) days in advance of commencing construction thereof; (ii) such alterations and improvements do not impair the structural strength of the Building or any other improvements or reduce the value of the Premises; (iii) Tenant shall take or cause to be taken all steps that are required by Article 14 hereof and that are required or permitted by law in order to avoid the imposition of any mechanic's, laborer's or materialman's lien upon the Premises, Building or Lot; and (iv) the occupants of any adjoining real estate are not annoyed or disturbed by reason thereof. Any and all alterations, improvements and additions to the Premises which are constructed, installed or otherwise made by Tenant shall be the property of Tenant until the expiration or sooner termination of this lease; at that time all such alterations and additions shall remain on the Premises and become the property of Landlord without payment therefor by Landlord; unless, upon the termination of this lease, Landlord shall give written notice to Tenant to remove the same; in which event Tenant will remove such alterations, improvements and additions, and repair and restore any damage to the Premises caused by the installation or removal thereof. Prior to the completion of any alteration, Landlord and Tenant agree to execute a written statement as to whether or not the improvement or alteration shall be required to be removed upon the expiration of this Lease. Landlord and Tenant agree that the mezzanine rack to be installed by Tenant and all of Tenant's Work shall remain the property of Tenant upon the expiration or earlier termination of this Lease. In the event Tenant elects to remove the mezzanine rack or any of Tenant's Work upon the expiration of earlier termination of this Lease, Tenant shall obtain the necessary building permits and authorizations to do so, and shall repair and restore the Premises in a good and workman-like manner to its original condition less normal wear and tear and in such manner as to conform to all applicable building codes and regulations. In the event Tenant elects not to remove the mezzanine rack or any of Tenant's Work upon the expiration or earlier termination of this Lease, then such of the mezzanine rack and Tenant's Work as remains after Tenant vacates the Premises shall automatically become the property of Landlord.

     14. Mechanics' Liens. Tenant shall promptly pay any contractors and materialmen who supply labor, work or materials to Tenant at the Premises so as to minimize the possibility of a lien attaching to the Premises or the Lot. Tenant shall take all steps permitted by law in order to avoid the imposition of any such mechanic's, laborer's or materialman's lien upon the Premises or the Lot. Should any such lien or notice of lien be filed, for work performed for Tenant other than by Landlord, Tenant shall bond against or discharge the same within fifteen (15) days after the lien or claim is filed or formal notice of said lien or claim has been issued regardless of the validity of such lien or claim. Nothing in this lease is intended to authorize Tenant to do or cause any work or labor to be done or any materials to be supplied for the account of Landlord, all of the same to be solely for Tenant's account and at Tenant's risk and expense. Throughout this lease the term "mechanic's lien" is used to include any lien, encumbrance or charge levied or imposed upon the premises or the Lot or any interest therein or income therefrom on account of any mechanic's, laborer's or materialman's lien or arising out of any debt or liability to or any claim or demand of any contractor mechanic, supplier, materialman or laborer and shall include without limitation any mechanic's notice of intention given to Landlord or Tenant, any stop order given to Landlord or Tenant, any notice of refusal to pay naming Landlord or Tenant and any injunctive or equitable action brought by any person entitled to any mechanic's lien.

     15.  Landlord's Right of Entry.

     (a) Tenant shall permit Landlord and the authorized representatives of Landlord and of any mortgagee or any prospective mortgagee to enter the Premises at all reasonable times upon reasonable advance notice (except in emergency situations) for the purpose of (i) inspecting them or (ii) making any necessary repairs thereto or to the Property and performing any work therein. During the progress of any work on the Premises Landlord will attempt not to inconvenience Tenant, but shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant (except in the case of Landlord's willful misconduct or gross negligence) by reason of making any repair or by bringing or storing materials, supplies, tools and equipment on the Premises during the performance of any work, and the obligations of Tenant under this lease shall not be thereby affected in any manner whatsoever.

     (b) Landlord shall have the right at all reasonable times to enter and to exhibit the Premises for the purpose of sale or mortgage, and, during the last nine (9) months of the term of this lease, to enter and to exhibit the Premises to any prospective tenant.

     16.  Damage by Fire or Other Casualty.

     (a) If the Premises shall be damaged or destroyed by fire or other casualty, Tenant shall promptly notify Landlord, and Landlord, subject to the conditions set forth in this Article 16, shall repair, rebuild or replace such damage and restore the Premises to substantially the same condition in which they were immediately prior to such damage or destruction; provided, however, that Landlord shall only be obligated to restore such damage which is covered by the fire and other extended coverage insurance policies.

     (b) The work shall be commenced promptly and completed with due diligence, taking into account the time required by Landlord to effect a settlement with, and procure insurance proceeds from, the insurer, and for delays beyond Landlord's reasonable control.

     (c) The net amount of any insurance proceeds (excluding proceeds received pursuant to a rental coverage endorsement) recovered by reason of the damage or destruction of the Premises in excess of the cost of adjusting the insurance claim and collecting the insurance proceeds (such excess amount being hereinafter called the "net insurance proceeds") shall be applied towards the reasonable cost of restoration and sums held by Landlord for that purpose shall be maintained in a segregated account. If in Landlord's reasonable judgment the net insurance proceeds will not be adequate to complete such restoration, Landlord shall have the right to terminate this lease and all the unaccrued obligations of the parties hereto by sending a written notice of such termination to Tenant, the notice to specify a termination date no less than ten
(10) days after its transmission; provided, however, that except during the last year of the term, Tenant may require Landlord to withdraw the notice of termination by agreeing to pay the cost of restoration in excess of the net insurance proceeds and by giving Landlord adequate security for such payment prior to the termination date specified in Landlord's notice of termination. If in Landlord's reasonable judgment the net insurance proceeds are not adequate to repair or reconstruct the Building to its condition immediately prior to the casualty, and Landlord does not elect to so terminate the lease, Tenant shall pay, upon notice that Landlord shall restore, out of funds other than such net insurance proceeds, the amount by which the cost of restoration estimated by Landlord will exceed the net insurance proceeds, such sum payable by Tenant to be later readjusted to such actual excess upon the completion of restoration. If such net insurance proceeds are more than adequate, the amount by which such net insurance proceeds exceed the cost of restoration will be retained by Landlord or applied to repayment of any mortgage secured by the Premises.

     (d) Landlord's obligation or election to restore the Premises under this Article shall not include the repair, restoration or replacement of the fixtures, improvements, alterations, furniture or any other property owned, installed, made by, or in the possession of Tenant.

     (e) In the event of a casualty and prior to the repair thereof, rent hereunder shall abate in proportion to the square footage of the Premises that becomes unusable and any other portion of the Premises that is caused to become unusable by reason of casualty to another portion of the Premises. In the event that more than seventy-five percent (75%) of the Premises becomes unusable due to a casualty, the entire amount of the Minimum Annual Rent shall abate until the repair thereof.

     (f) Within thirty (30) days of the occurrence of a fire or other casualty, Landlord shall deliver to Tenant a notice (the "Casualty Notice") setting forth the estimated time that will be necessary to repair the Premises. In the event that the notice specifies a period longer than one hundred fifty (150) days, then Tenant shall have the option, to be exercised within ten (10) days of its receipt of the Casualty Notice, to terminate this Lease.

     17. No Abatement of Rent Except as Specifically Provided. Except as expressly provided as to damage by fire or by any other casualty in Paragraph 16(e) and as to condemnation in Paragraphs 19(a) and (b), there shall be no abatement or reduction of the minimum rent, additional rent or other sums payable hereunder for any cause whatsoever, and this lease shall not terminate, and Tenant shall not be entitled to surrender the Premises.

     18. Indemnification of Landlord and Tenant. Tenant will indemnify Landlord and save Landlord harmless from and against any and all claims, actions, damages, liability and expense (including without limitation fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property caused to any person in or about the Premises or arising out of the occupancy or use by Tenant of the Premises or any part thereof or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, licensees or invitees; unless such loss, injury or damage was caused by the negligence of Landlord, its agents, employees, licensees or invitees. Without limiting the foregoing, Tenant will forever release and hold Landlord harmless from all claims arising out of damage to Tenant's property unless such damage occurs as a result of Landlord's negligent failure to make repairs after having received written notice of the need for such repair. In case any such claim, action or proceeding is brought against Landlord, upon notice from Landlord and at Tenant's sole cost and expense, Tenant shall resist or defend such claim, action or proceeding or shall cause it to be resisted or defended by an insurer.

     Landlord will indemnify Tenant and save Tenant harmless from and against any and all claims, actions, damages, liability and expense (including without limitation fees of attorneys, investigators and experts) in connection with loss of life, personal injury or damage to property arising from the negligence of Landlord, its agents, contractors, employees, licensees or invitees except to the extent such loss, injury or damage was caused in whole or in part by the negligence of Tenant, its agents, employees, licensees or invitees or from any breach of this Lease by Landlord.

     19.  Condemnation.

     (a) Termination. (i) If fifty percent (50%) or more of the Premises are covered by a condemnation; or (ii) subject to the provisions of Paragraph (b)(i) hereof, if any of the Premises is covered by a condemnation and, in Landlord's sole opinion, it would be impractical or the condemnation proceeds are insufficient to restore the remainder of the Premises; then, in any such event, at Landlord's option, this lease shall terminate and all obligations hereunder shall cease as of the date upon which possession is taken by the condemnor and the rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant.

     If fifty percent (50%) or more of the Premises or twenty-five percent (25%) or more of the floor area of the Building are covered by a condemnation, Tenant shall have the right upon written notice to Landlord to terminate this Lease. In the event of such a termination, then, this lease shall terminate and all obligations hereunder shall cease as of the date upon which possession is taken by the condemnor and the rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant

     (b)  Partial Condemnation.

          (i) If there is a partial condemnation and Landlord decides to terminate pursuant to Paragraph (a) hereof, except during the last year of the term, Tenant may require Landlord to withdraw its notice of termination by: (A) giving Landlord written notice thereof within ten (10) days from transmission of Landlord's notice to Tenant of Landlord's intention to terminate, (B) agreeing to pay the cost of restoration in excess of the condemnation proceeds reduced by those sums expended by Landlord in collecting the condemnation proceeds, and (C) giving Landlord adequate security for such payment within such ten (10) day period.

          (ii) If there is a partial condemnation and this lease has not been terminated pursuant to Paragraph (a) hereof Landlord shall restore the Building and the improvements which are part of the Premises to a condition and size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the date upon which possession shall have been taken by the condemnor. If the condemnation proceeds are more than adequate to cover the cost of restoration and Landlord's expenses in collecting the condemnation proceeds, any excess proceeds shall be retained by Landlord or applied to repayment of any mortgage secured by the Premises.

          (iii) If there is a partial condemnation and Landlord has not exercised its right to terminate on the date upon which the condemnor shall have obtained possession, the obligations of Landlord and Tenant under the lease shall be unaffected by such condemnation except that there shall be an equitable abatement for the balance of the term of the minimum annual rent according to the value of the Premises before and after the date upon which the condemnor shall have taken possession. In the event that the parties are unable to agree upon the amount of such abatement, either party may submit the issue to arbitration.

     (c) Award. In the event of a condemnation affecting Tenant, Tenant shall have the right to make a claim against the condemnor for removal expenses, business dislocation damages and moving expenses; provided and to the extent, however, that such claims or payments do not reduce the sums otherwise payable by the condemnor to Landlord. Except as aforesaid, Tenant hereby waives all claims against Landlord and against the condemnor, and Tenant hereby assigns to Landlord all claims against the condemnor including, without limitation, all claims for leasehold damages and diminution in value of Tenant's leasehold interest.

     (d) Temporary Taking. If the condemnor should take only the right to possession for a fixed period of time or for the duration of an emergency or other temporary condition, then, notwithstanding anything hereinabove provided, this lease shall continue in full force and effect without any abatement of rent, but the amounts payable by the condemnor with respect to any period of time prior to the expiration or sooner termination of this lease shall be paid by the condemnor to Landlord and the condemnor shall be considered a subtenant of Tenant. Landlord shall apply the amount received from the condemnor applicable to the rent due hereunder net of costs to Landlord for the collection thereof, or as much thereof as may be necessary for the purposes, toward the amount due from Tenant as rent for that period; and, Tenant shall pay to Landlord any deficiency between the amount thus paid by the condemnor and the amount of the rent, or Landlord shall pay to Tenant any excess of the amount of the award over the amount of the rent.

     20. Quiet Enjoyment. Tenant, upon paying the minimum rent, additional rent and other charges herein provided for, and observing and keeping all covenants, agreements and conditions of this lease on its part to be kept, shall quietly have and enjoy the Premises during the term of this lease without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this lease.

     21.  Assignment and Subletting.

     (a) Restricted Assignment. Tenant shall not assign, mortgage, pledge or encumber this lease, or sublet the whole or any part of the Premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. This prohibition against assigning or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law, and/or a transfer by any person or persons controlling Tenant on the date of the lease of such control to a person or persons not controlling Tenant on the date of the lease. In the event of any assignment of this lease made with or without Landlord's consent, Tenant nevertheless shall remain liable for the performance of all of the terms, conditions and covenants of this lease and shall require any assignee to execute and deliver to Landlord an assumption of liability agreement in form satisfactory to Landlord, including an assumption by the assignee of all of the obligations of Tenant and the assignee's ratification of and agreement to be bound by all the provisions of this lease. Landlord and Tenant agree that any profit which may inure to the benefit of Tenant as a result of any subletting of the Premises or assignment of this lease, whether or not consented to by Landlord, shall be divided equally between Landlord and Tenant.

     (b) Percentage Agreements. It is agreed that Tenant shall not enter into any assignment, sublease, license, concession or other agreement for use, occupancy or utilization of the whole or any part of the Premises with or without Landlord's consent, which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part on the net income or profits derived by any person or entity from the space leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported assignment, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

     (c) Waiver of Lien. Upon at least ten (10) days written notice from Tenant, Landlord agrees to execute a waiver, subject to the reasonable approval of Landlord's counsel, of any lien in favor of Landlord with respect to the Tenant's furniture, fixtures and equipment.

     (d) Anything contained in Section 21 to the contrary notwithstanding, provided that this Lease shall then be in full force and effect, Tenant shall have the right without Landlord's consent, at any time and from time to time, to assign this lease, or sublet all or part of the Premises, to:

          (i) any person or entity which directly or indirectly controls, is controlled by or under common control with Tenant;

          (ii) any person or entity that purchases or acquires all or substantially all of the assets and/or stock of Tenant; or

          (iii) any person or entity resulting from a merger or consolidation of Tenant with any other corporation or entity or any reorganization of Tenant.

Provided, however, that the terms of this Paragraph 21(d) shall not be applicable, and Landlord's prior written consent shall be required, unless the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the net worth of Tenant as of
the date hereof.   Any successor to Tenant shall at all times operate the
Premises in accordance with the provisions of the Lease.   Notwithstanding any
assignment or sublet permitted by this Paragraph 21(d), the original Tenant shall remain liable for the performance of the terms and conditions as provided in Paragraph 21(a) and shall otherwise comply with the requirements of this Paragraph 21. For purposes hereof, "controls," "controlled by" or "under common control with" means ownership of 50% or more of the outstanding capital stock or other ownership interests of such person or entity. Tenant may grant a collateral assignment of this Lease as security to any of Tenant's lenders identified in Paragraph 31(b) hereof or otherwise approved by Landlord.

     (e) Any guarantee of this Lease shall not be affected by any assignment or sublet of this Lease, whether or not permitted or approved by Landlord.

     22. Subordination. This lease and Tenant's rights hereunder shall be subject and subordinate at all times in lien and priority to any first mortgage or other primary encumbrance now or hereafter placed upon or affecting the Premises, and to any second mortgage or encumbrance with the consent of the first mortgagee, and to all renewals, modifications, consolidations and extensions thereof, without the necessity of any further instrument or act on the part of Tenant; provided,
                                                                  --------
however, that such subordination shall be subject to Tenant's right not to
-------
have its rights under this Lease disturbed so long as Tenant shall not be in default with respect to any of its obligations under this Lease. Tenant's subordination but right not to be disturbed shall be memorialized in a commercially reasonable subordination and non-disturbance agreement in a form reasonably acceptable to Landlord's mortgagee. Tenant shall execute and deliver upon demand any further instrument or instruments confirming the subordination of this lease to the lien of any such first mortgage or to the lien of any other mortgage if requested to so do by Landlord with the consent of the first mortgagee, and any further instrument or instruments of attornment that may be desired by any such mortgagee or Landlord. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this lease, without Tenant's consent, by giving notice in writing to Tenant, and thereupon this lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery, and in that event such mortgagee shall have the same rights with respect to this lease as though this lease had been executed prior to the execution and delivery of the mortgage and had been assigned to such mortgagee.

     In addition to the foregoing, Tenant agrees to deliver, for the benefit of Landlord's construction lender, the form of Nondisturbance, Attornment and Subordination Agreement attached hereto as Exhibit "E".

     23.  Memorandum of Lease; Tenant's Certificate.

     (a)  Tenant and Landlord, at any time and from time to time and within five
(5) days after Landlord's or Tenant's, as the case may be, written request, shall execute, acknowledge and deliver to Landlord or Tenant, as the case may be, a short form or memorandum of this lease for recording purposes. Landlord and Tenant agree to use the form of memorandum of lease attached hereto as Exhibit "F".

     (b) Tenant, at any time and from time to time and within five (5) days after Landlord's written request, so long as there are no material and substantial defects in the Premises which Landlord is obligated to remedy and which Landlord is not proceeding to remedy, and so long as Landlord is not otherwise in default of this lease, shall execute, acknowledge and deliver to Landlord a written instrument (in the form attached hereto as Exhibit "G" or such other form as Landlord may reasonably request) in recordable form certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that it is in full force and effect as modified and stating the modifications); stating that the improvements required by
Article 2 hereof have been Substantially Completed; certifying that Tenant has accepted possession of the Premises; stating the date on which the term of the lease commenced and the dates to which minimum rent, additional rent and other charges have been paid in advance, if any; stating that to the best knowledge of the signer of such instrument Landlord is not in default of this lease; stating any other fact or certifying any other condition reasonably requested by Landlord or required by any mortgagee or prospective mortgagee or purchaser of the Premises or any interest therein; and stating that it is understood that such instrument may be relied upon by any mortgagee or prospective mortgagee or purchaser of the Premises or any interest therein or by any assignee of Landlord's interest in this lease or by any assignee of any mortgagee. The foregoing instrument shall be addressed to Landlord and to any mortgagee, prospective mortgagee, purchaser or other party specified by Landlord.

     In addition to the foregoing, Tenant agrees to deliver, for the benefit of Landlord's construction lender, the following documents: (i) the form of pre-construction estoppel attached hereto as Exhibit "H"; and (ii) the form of post-construction estoppel attached hereto as Exhibit "I".

     (c) Tenant acknowledges that, upon the completion of the improvements contemplated by this Lease, in accordance with the terms hereof, the delivery by Tenant to Landlord of a certificate, in the form of Exhibit "G" attached hereto, to the effect that such improvements have been Substantially Completed in accordance with the terms and conditions of this Lease and that such improvements have been accepted by Tenant (the "Acceptance Certificate") is critical to the original Landlord's ability to sell its interest in the Premises to a contemplated successor landlord. Tenant acknowledges that Tenant's agreement to deliver the Acceptance Certificate is a material inducement for Landlord agreeing to enter into this Lease. Tenant agrees to deliver the Acceptance Certificate within twenty (20) days of Landlord's notice to Tenant that the Building is Substantially Complete; provided, however, that such period will be extended, if necessary, so that Tenant shall not be obligated to deliver the Acceptance Certificate until ten (10) calendar days after the date Tenant receives a copy of an as-built plans and specifications for the Premises together with copies of the certificate of occupancy for the Building, all permits related to the Premises, and a copy of any construction test results obtained by Landlord. Tenant's execution of the Acceptance Certificate shall not constitute a waiver of any claims that Tenant may have pertaining to any matter that would not have come to Tenant's attention in connection with a commercially reasonable diligent investigation of the Premises at the time of Tenant's delivery of the Acceptance Certificate; provided, however, that Tenant's claims pertaining to matters covered by the warranties attached hereto as Exhibit "J" may be limited as provided in Section 27 hereof.

     If Tenant cannot deliver the full Acceptance Certificate because Tenant does not believe the certification required therein to be true with respect to any significant matter, Tenant shall deliver the Acceptance Certificate with such significant exceptions and significant qualifications as it deems appropriate based on a certification from Tenant's architect or engineering consultant ("Tenant's Consultant"). Subject to the immediately preceding sentence, Tenant shall be obligated to deliver the Acceptance Certificate without exceptions or qualifications if the Building has been Substantially Completed by Landlord. Tenant shall not be entitled to deliver the Acceptance Certificate with exceptions or qualifications based upon "punch list" or similar items, it being understood and agreed that the only items that Tenant may raise as exceptions or qualifications in the Acceptance Certificate are those matters so significant so as render the Building not Substantially Complete. If Landlord's architect or engineering consultant ("Landlord's Consultant") disagrees with the exceptions and qualifications taken by Tenant's Consultant after trying to resolve a disagreement for a period of fifteen (15) days, then Landlord's Consultant and Tenant's Consultant shall select a third person who is an independent architect. Such independent architect shall resolve the dispute in its sole and absolute discretion.

If Landlord's Consultant and Tenant's Consultant shall be unable to agree upon the appointment of the independent architect within ten (10) days after the end of such fifteen (15) day period, they shall give written notice of such failure to each of Landlord and Tenant and if Landlord and Tenant shall fail to agree upon the appointment of such independent architect with ten (10) days after the architects give such notice, then, within ten (10) days thereafter, either of the parties upon notice to the other party may apply for such appointment to the American Arbitration Association in New York, New York. Landlord and Tenant shall each bear all the respective costs and expenses of the architects or consultants they respectively choose and shall share equally the costs and expenses of selecting and authorizing any independent architect. Upon resolution of any such dispute, Tenant shall issue the Acceptance Certificate consistent with the applicable architects' determination. During any dispute between Landlord and Tenant as to whether Substantial Completion has occurred, Tenant shall occupy the Premises and commence paying rent as if the date of Substantial Completion is the date originally designated by Landlord; provided, however, that Tenant may state that such rent (or a portion thereof) is being paid under protest. If the applicable architects determine that the Building was not Substantially Complete on the date initially designated by Landlord, the applicable architects shall include in their determination a statement of the percentage of the Premises that was not available for Tenant's use by reason of such failure to Substantially Complete the Premises and Tenant, for the period in which it occupied the Premises while the Premises was not Substantially Complete, shall be entitled to an abatement of rent in proportion to the percentage of the Premises that was not available for Tenant's use during such time.

     Without limiting the effect of any other provision of this Lease, in the event that Tenant refuses to deliver an Acceptance Certificate consistent with the determination of the applicable architects as set forth above, then (i) Landlord, in addition to any and all other remedies provided for in this Lease, shall be entitled to draw upon the entire amount of the Letter of Credit described in Section 31 of this Lease to be held and applied in accordance with the terms hereof; and (ii) Tenant hereby appoints Landlord as its attorney in fact to execute and deliver the Acceptance Certificate, such appointment being coupled with an interest and irrevocable.

     24. Curing Tenant's Defaults. If Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without any obligation to do so, in addition to any other rights it may have in law or equity, may elect to cure such default on behalf of Tenant after written notice (except in the case of emergency) to Tenant. Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including interest thereon from the respective dates of Landlord's making the payments and incurring such costs, which sums and costs together with interest thereon shall be deemed additional rent payable promptly upon being billed therefor.

     25.  Surrender.

     (a) Subject to the terms of Paragraphs 13(b) and 16(a) and (c) hereof at the expiration or earlier termination of the term hereof, Tenant shall promptly yield up, clean and neat, and in the same condition, order and repair in which they are required to be kept throughout the term hereof, the Premises and all improvements, alterations and additions thereto, and all fixtures and equipment servicing the Building, ordinary wear and tear (and damages from fire or casualty not required to be repaired by Tenant hereunder) excepted.

    (b) If Tenant, or any person claiming through Tenant, shall continue to occupy the Premises after the expiration or earlier termination of the term or any renewal thereof, such occupancy shall be deemed to be under a month-to-month tenancy under the same terms and conditions set forth in this lease; except, however, that the minimum annual rent during such continued occupancy shall be one hundred fifty percent (150%) of the amount set forth in Paragraphs 5 hereof. Anything to the contrary notwithstanding, any holding over by Tenant without Landlord's prior written consent shall constitute a default hereunder and shall be subject to all the remedies set forth in Article 26 hereof.

     26.  Defaults - Remedies.

     (a) Defaults. Subject to the Section 26(d) hereof, it shall be an event of default:

          (i) If Tenant does not pay in full when due and without demand any and all installments of minimum rent or additional rent or any other charges or payments whether or not herein included as rent; or

          (ii) If Tenant violates or fails to perform or otherwise breaches any agreement, term, covenant or condition herein contained; or

          (iii) If Tenant abandons the Premises or removes or attempts to remove Tenant's goods or property therefrom other than in the ordinary course of business without having first paid to Landlord in full all minimum rent, additional rent and other charges that may have become due as well as all which will become due thereafter; or

          (iv) If Tenant becomes insolvent or bankrupt in any sense or makes an assignment for the benefit of creditors or offers a composition or settlement to creditors, or if a petition in bankruptcy or for reorganization or for an arrangement with creditors under any federal or state law is filed by or against Tenant, or a bill in equity or other proceeding for the appointment of a receiver, trustee, liquidator, custodian, conservator or similar official for any of Tenant's assets is commenced, or if any of the real or personal property of Tenant shall be levied upon by any sheriff, marshal or constable; provided, however, that any proceeding brought by anyone other than the parties to this lease under any bankruptcy, reorganization arrangement, insolvency, readjustment, receivership or similar law shall not constitute a default until such proceeding, decree, judgment or order has continued unstayed for more than sixty (60) consecutive days; or

          (v) If any of the events enumerated in Paragraph (a)(iv) of this Article shall happen to any guarantor of this lease;

     (b) Remedies. Then, and in any such event, Landlord shall have the following rights:

          (i) To charge a late payment penalty of four (4%) percent of any amount owed to Landlord pursuant to this lease which is not paid within five (5) business days of the date which is set forth in the lease if a date is specified, or, if a date is not specified, within thirty (30) days of the mailing of a bill therefor by Landlord. If Landlord incurs a penalty in connection with any payment which Tenant has failed to make within the times required in this lease, Tenant shall pay Landlord, in addition to such sums, the full amount of such penalty incurred by Landlord.

          (ii) To accelerate the whole or any part of the rent for the lesser of the entire unexpired balance of the term of this lease or a period of eighteen
(18) months, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, and any rent or other charges, payments, costs and expenses if so accelerated shall, in addition to any and all installments of rent already due and payable and in arrears, and any other charge or payment herein reserved, included or agreed to be treated or collected as rent and any other charge, expense or cost herein agreed to be paid by Tenant which may be due and payable and in arrears, be deemed due and payable as if, by the terms and provisions of this lease, such accelerated rent and other charges, payments, costs and expenses were on that date payable in advance. Landlord and Tenant agree that in the event Landlord seeks a remedy under this subparagraph, Landlord shall first seek payment by drawing upon the Letter of Credit, if any, held by Landlord as security in connection with this Lease; provided, however, that Landlord shall be entitled to apply the proceeds of any Letter of Credit toward the payment of any past due rent, additional rent and other charges owed by Tenant to Landlord prior to applying any Letter of Credit proceeds towards the remedy provided in this subparagraph. Notwithstanding the foregoing, Landlord and Tenant agree that Landlord's remedy under this subparagraph shall not be limited by the amount held by it in the form of a Letter of Credit or in the form of any other security held by it in connection with this Lease.

          (iii) To enter the Premises and without further demand or notice proceed to distress and sale of the goods, chattels and personal property there found and to levy the rent and other charges herein payable as rent, and Tenant shall pay all costs and officers' commissions which are permitted by law, including watchmen's wages and sums chargeable to Landlord, and further including commission(s) charged by the constable or other person making the levy, and in such case all costs, officers' commissions and other charges shall immediately attach and become part of the claim of Landlord for rent, and any tender of rent without said costs, commissions and charges made after the issuance of a warrant of distress, shall not be sufficient to satisfy the claim of Landlord.

         (iv) To re-enter the Premises, together with all additions, alterations and improvements, and, at the option of Landlord, remove all persons and all or any property therefrom, either by summary dispossess proceedings or by any suitable action or proceeding at law or by force or otherwise, without being liable for prosecution or damages therefor, and repossess and enjoy the Premises. Upon recovering possession of the Premises as a result of a default on the part of Tenant, Landlord may, at Landlord's option, either terminate this lease or make such alterations and repairs as may be necessary in order to relet the Premises and relet the Premises or any part of parts thereof, either in Landlord's name or otherwise, for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and at such rent or rents and upon such other terms and conditions as in Landlord's sole discretion may seem advisable and to such person or persons as may in Landlord's discretion seem best; upon each such reletting all rents received by Landlord from such reletting shall be applied: first, to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and all costs of such alterations and repairs; second, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable hereunder. If such rentals received from such reletting during any month shall be less than that to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Premises or the making of alterations or improvements thereto or the reletting thereof shall be construed as an election on the part of Landlord to terminate this lease unless written notice of such intention be given to Tenant. Landlord shall in no event be liable in any way whatsoever for failure to relet the Premises or, in the event that the Premises or any part or parts thereof are relet, for failure to collect the rent under such reletting. Tenant, for Tenant and Tenant's successors and assigns, hereby irrevocably constitutes and appoints Landlord Tenant's and their agent to collect the rents due and to become due under all subleases of the Premises or any parts thereof without in any way affecting Tenant's obligation to pay any unpaid balance of rent due or to become due hereunder. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this lease for such previous breach.

          (v) To terminate this lease and the term hereby created without any right on the part of Tenant to waive the forfeiture by payment of any sum due or by other performance of any condition, term or covenant broken. Whereupon Landlord shall be entitled to recover, in addition to any and all sums and damages for violation of Tenant's obligations hereunder in existence at the time of such termination, damages for Tenant's default in an amount equal to the amount of the rent reserved for the balance of the term of this lease, as well as all other charges, payments, costs and expenses herein agreed to be paid by Tenant, all discounted at the rate of six percent (6%) per annum to their then present worth, less the fair rental value of the Premises for the remainder of said term, also discounted at the rate of six percent (6%) per annum to its then present worth, all of which amount shall be immediately due and payable from Tenant to Landlord.

     (c) Non-Waiver. No waiver by Landlord of any breach by Tenant of any of Tenant's obligations, agreement or covenants herein shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of any rights and remedies with respect to such or any subsequent breach.

     (d) Grace Period. Notwithstanding anything hereinabove stated, except in the case of emergency as set forth in Article 24 and except in the event of any default enumerated in Paragraphs (a)(iii), (iv) and (v) of this Article, neither party hereto will exercise any right or remedy provided for in this lease or allowed by law because of any default of the other, except those remedies contained in Paragraph (b)(i) of this Article unless such party shall have first given ten (10) days written notice thereof to the defaulting party, and the defaulting party shall have failed to cure the default within such period; provided, however, that if the default consists of something other than the failure to pay money which cannot reasonably be cured within ten (10) days, neither party hereto will exercise any such right or remedy if the defaulting party begins to cure the default within the ten (10) days and continues actively and diligently in good faith to completely cure said default; and further provided that Landlord shall not be required to give such ten (10) days notice in the case of any payment default more than two (2) times during any twelve (12) month period.

     (e) Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy provided herein or by law, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

     27.  Condition of Title and of Premises.

     (a) Landlord represents and warrants that it has good and marketable title to the Premises, subject only to such exceptions as are set forth on Exhibit "K" attached hereto (the "Permitted Encumbrances"). Tenant agrees to accept the Premises subject to the title exceptions set forth in the title report. Landlord covenants and agrees that the Building's HVAC systems and other building systems, as set forth in the Plans and Specifications, shall be in good working order upon the delivery of the Premises to Tenant. Except as otherwise provided herein, Tenant represents that the Premises, the title thereto, and any surface and sub-surface conditions thereof revealed in an environmental report delivered to Tenant, have been examined by Tenant, and Tenant accepts them in the condition or state in which they now are, or any of them now is, without relying on any representation, covenant or warranty, express or implied, in fact or in law, by Landlord and without recourse (except as expressly provided herein) to Landlord, as to the title thereto, the encumbrances thereon, the appurtenances thereto, the nature, condition or usability thereof or the use or uses to which the Premises or any part thereof may be put, except as to work to be performed by Landlord pursuant to Article 2 hereof. Tenant's occupancy of the Premises shall constitute acceptance of the work performed by Landlord pursuant to
Article 2 hereof subject to "punch-list" items and the performance by Landlord of its obligations contained herein.

     (b) Notwithstanding the foregoing, Landlord agrees that, upon completion of the Building, Landlord shall prepare and deliver to Tenant copies of all warranties and guaranties relating to the construction thereof and all systems, machinery and equipment contained therein. Landlord agrees to obtain the warranties and guaranties set forth on Exhibit "H" attached hereto. To the extent permitted by such warranties and guaranties, Landlord shall assign the same to Tenant. To the extent not so permitted, Landlord shall forward to Tenant the benefit of and right to enforce the same in Landlord's name. Notwithstanding any previous assignment to Tenant, Landlord shall have the right to enforce on its own behalf and with respect to its own obligations, any warranty or guaranty relating to the Building and all systems, machinery, and equipment contained therein.

     In the event that (i) there shall be any defect(s) in workmanship, materials, or design, with respect to any portion of Landlord's Work, (ii) Tenant shall have attempted in good faith, for a period of at least three (3) months, to enforce the above described warranties or guaranties that are applicable to the defect(s) in workmanship, materials, or design, and (iii) the party originally providing the warranty or guaranty shall refuse to honor or perform the warranty or guaranty, then Landlord agrees that it shall, at its sole cost and expense and with all due diligence, repair and correct, or cause to be repaired or corrected any defect(s) in workmanship, materials, or design, with respect to any portion of Landlord's Work, specified in a written notice or notices given by Tenant to Landlord within the applicable period of such original warranty or guaranty. Landlord shall have no obligation to Tenant under this paragraph after the expiration of any such original warranty or guaranty.

     (c) Tenant shall not suffer or permit the Premises or any portion thereof to be used by the public without restriction or in such manner as might reasonably tend to impair Landlord's title to the Premises or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Premises or any portion thereof.

      28. Interpretation.

      (a) Captions. The captions in this lease are for convenience only and are not a part of this lease and do not in any way define, limit, describe or amplify the terms and provisions of this lease or the scope or intent thereof.

      (b) Entire Agreement. This lease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Landlord and Tenant with respect to the Premises. No rights, easements or licenses are acquired in the Premises or any land adjacent to the Premises by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant agrees to make such changes to this lease as are required by any mortgagee, provided such changes do not substantially affect Tenant's rights and obligations hereunder. This lease shall not be modified in any manner except by an instrument in writing executed by the parties. The masculine (or neuter) pronoun, singular number, shall include the masculine, feminine and neuter genders and the singular and plural number.

     (c) Exhibits. Each writing or plan referred to herein as being attached hereto as an Exhibit or otherwise designated herein as an Exhibit hereto is hereby made a part hereof.

     (d) Covenants. The terms, covenants and obligations set forth herein all constitute conditions and not covenants of this lease.

     (e) Arbitration. Wherever arbitration is set forth herein as the appropriate resolution of a dispute, issues shall be submitted for arbitration to the American Arbitration Association in the city nearest to the Premises in which offices of the American Arbitration Association are located. Landlord and Tenant will comply with the rules then obtaining of the American Arbitration Association and the determination of award rendered by the arbitrator(s) shall be final, conclusive and binding upon the parties and not subject to appeal, and judgment thereon may be entered in any court of competent jurisdiction.

     (f) Interest. Wherever interest is required to be paid hereunder, such interest shall be at the highest rate permitted under law but not in excess of the prime rate published in the Wall Street Journal plus four (4) percent (4.00%).

     (g) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of South Carolina.

     29.  Definitions.

     (a) "Landlord". The word "Landlord" is used herein to include the Landlord named above as well as its heirs, successors and assigns, each of whom shall have the same rights, remedies, powers, authorities and privileges as he would have had had he originally signed this lease as Landlord. Any such person, whether or not named herein, shall have no liability hereunder after he ceases to hold title to the Premises except for obligations which may have arisen prior to the date of transfer of title. Except for such warranties under Section 27(b) of Landlord and claims by Tenant pertaining to any matter that would not have come to Tenant's attention in connection with a commercially reasonable diligent investigation of the Premises at the time of Tenant's delivery of the Acceptance Certificate, Landlord shall not have any personal liability with respect to any of the provisions of this Lease or the Premises. In no event shall any principal of Landlord nor any owner of the Building or the Lot, whether disclosed or undisclosed, have any personal liability with respect to any of the provisions of this lease or the Premises. If Landlord is in breach or default with respect to Landlord's obligations under this lease or otherwise, Tenant shall look solely to the equity of Landlord in the Premises for the satisfaction of Tenant's claims.

     (b) "Tenant". The word "Tenant" is used herein to include the Tenant named above as well as its successors and assigns, each of which shall be under the same obligations, liabilities and disabilities and each of which shall have the same rights, privileges and powers as it would have possessed had it originally signed this lease as Tenant. Each and every of the persons named above as Tenant shall be bound formally and severally by the terms, covenants and agreements contained herein. However, no such rights, privileges or powers shall inure to the benefit of any assignee of Tenant immediate or remote, unless the assignment to such assignee is permitted or has been approved in writing by Landlord. Any notice required or permitted by the terms of this lease may be given by or to any one of the persons named above as Tenant, and shall have the same force and effect as if given by or to all thereof.

     (c) "Mortgage" and "Mortgagee". The word "mortgage" is used herein to include any lien or encumbrance on the Premises or the Lot or on any part of or interest in or appurtenance to the Premises, including without limitation any ground rent or ground lease if Landlord's interest is or becomes a leasehold estate. The word "mortgagee" is used herein to include the holder of any mortgage, including any ground lessor if Landlord's interest is or becomes a leasehold estate. Wherever any right is given to a mortgagee, that right may be exercised on behalf of such mortgagee by any representative or servicing agent of such mortgagee.

     (d) "Person". The word "person" is used herein to include a natural person, a partnership, a corporation, an association, and any other form of business association or entity.

     (e) "Date of this Lease". The "date of this lease" shall be the date upon which this lease has been fully executed by both parties.

     (f) "Lot". The metes and bounds description of the Lot is set forth in Exhibit "L" attached hereto.

     30. Notices. All notices, demands, requests, consents, certificates and waivers required or permitted hereunder from either party to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid. Notices to Tenant shall be addressed to: Amanda Bokman, Chief Financial Officer, McNaughton Apparel Group Inc., 463 7th Avenue, New York, NY 10018, with a copy to: Adam Veltri, Esquire, Haythe & Curley, 237 Park Avenue, 20th Floor, New York, NY 10017, or, after the Commencement Date, to the Premises. Notices to Landlord shall be addressed to David F. Haygood, Frank Haygood Associates, Incorporated, P.O. Box 191, Charleston, SC 29402, with a copy to Moore & Van Allen, PLLC, Attention: W. E. Applegate, III, Esquire, 40 Calhoun Street, Suite 300, Charleston, SC 29401, and to any mortgagee or other party designated by Landlord. Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall be sent.

     31.  Security Deposit/Letter of Credit.

     (a) In the event that the Landlord shall draw upon any letter of credit held as security in connection with this Lease in accordance with the terms hereof or if any letter of credit required hereunder shall be replaced, as permitted by this Section 31, with a cash security deposit, Landlord shall hold the funds so drawn or deposited as cash security for the faithful performance and observance by Tenant of the covenants, agreements and conditions of this lease. Notwithstanding anything to the contrary contained in any law or statute now existing or hereafter passed (i) Tenant shall not be entitled to any interest whatever on the cash security, (ii) Landlord shall not be obligated to hold the cash security in trust or in a separate account, and (iii) Landlord shall have the right to commingle the cash security with its other funds. Landlord may use, apply or retain the whole or any part of the cash security to the extent required for the payment of any minimum rent, any additional rent or any other sums payable hereunder as to which Tenant is in default or to the extent required for the reimbursement to Landlord of any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect to any of the covenants, agreements or conditions of this lease. If Tenant shall fully and faithfully comply with all of the covenants, agreements and conditions of this lease, the cash security shall be returned to Tenant after the Expiration Date and surrender of the Premises to Landlord. If the Premises are sold to a bona fide purchaser, Landlord shall have the right to transfer the aforesaid cash security to such purchaser, by which transfer Landlord shall be released from all liability, and Tenant shall look solely to the new landlord for the return thereof. If Tenant terminates this Lease pursuant to any termination right granted to Tenant herein, Landlord shall return to Tenant any Letter of Credit then held by Landlord; provided, however, Landlord shall be entitled to retain any portion of the Letter of Credit proceeds previously drawn upon by Landlord that Landlord, in the exercise of its reasonable discretion, believes is necessary to remedy any existing or prior default by Tenant hereunder.

     (b) Tenant shall, upon the execution and delivery of this Lease, deliver a transferable Standby Irrevocable Letter of Credit (together with any successor, renewal or replacement thereof, the "Letter of Credit") to be posted initially by Norton McNaughton of Squire, Inc. (or its successor in interest) and issued by any of: (i) NationsBank, N. A. (or any successor banking institution); (ii) Tenant's current lenders, namely, The CIT Group/Commercial Services, Inc., Nationsbanc Commercial Corporation and Fleet Bank, N.A.; or (iii) other lenders expressly approved by Landlord, in the amount of One Million One Hundred Fifty Five Thousand Dollars ($1,155,000.00), naming Landlord as beneficiary (the Landlord, together with any successor landlord or other transferee of the Letter of Credit, is referred to herein as the "Beneficiary"). The Letter of Credit shall be issued on the date of this Lease and shall have an initial expiration date no earlier than one (1) year from the date of this Lease. By its terms, the Letter of Credit shall be payable upon presentation of a sight draft by the Beneficiary, be transferable, permit partial draws, be renewable annually, and otherwise be in form and substance satisfactory to the Landlord. Tenant shall cause the Letter of Credit (as it may be reduced in amount in accordance with the provisions of this Section 31) to be issued and renewed for the entire term of this Lease. Tenant shall not be required to maintain or renew the Letter of Credit where Tenant is permitted, by the express terms of this Section 31, to replace the Letter of Credit with a cash security deposit and Tenant has in fact replaced the Letter of Credit with a cash security deposit in accordance with the terms hereof. Landlord shall have the right to absolutely assign the Letter of Credit to any successor landlord and to collaterally assign the Letter of Credit to any mortgagee. Landlord and Tenant agree that: (i) the original landlord entity under this Lease will pay all letter of credit transfer fees associated with the first assignment of this Lease to a successor landlord; and
(ii) in the event of any later assignment of this Lease, Landlord shall attempt in good faith to cause the assignee of this Lease to pay all letter of credit transfer fees associated with such an assignment and, in the event Landlord in unable to cause such assignee to pay such transfer fees, such transfer fees shall be split equally between Landlord and Tenant.

     (c) The Landlord shall be permitted to draw upon the Letter of Credit upon the occurrence of a default by Tenant under the terms and conditions of this Lease and Tenant's failure to cure such default within the cure periods provided for in this Lease, whether such default be monetary or non-monetary. In such circumstances, Landlord shall be permitted to draw upon the Letter of Credit in an amount sufficient, in the sole judgment of Landlord, to cure such default and reimburse Landlord for all losses, damages, and expenses (including, without limitation, reasonable attorney's fees) which are actually incurred and are caused by such default. The amount of any drawing on the Letter of Credit shall be consistent with the amount of damages and other remedies Landlord is entitled to under the terms of this Lease. Nothing contained herein shall be deemed or construed so as to limit or otherwise impair Tenant's right to challenge Landlord's drawing under the Letter of Credit to the extent such drawing does not represent a fair measure of damages or is otherwise inconsistent with this Lease.

     (d) Tenant shall be entitled to replace the original Letter of Credit issued in favor of the Beneficiary in the amount of One Million One Hundred Fifty Five Thousand Dollars ($1,155,000.00) with a replacement letter of credit in the amount of Five Hundred Seventy Seven

Thousand Five Hundred Dollars ($577,500.00) (the "First Reduced Letter of Credit"), and the Beneficiary agrees to provide Tenant with all documents necessary to facilitate such replacement, upon the satisfaction of the following conditions (the "First Letter of Credit Reduction Conditions"), such determination of the satisfaction of conditions to be made on a quarterly basis:

          (i) Tenant shall have physically continuously occupied the Premises and fully performed all of its obligations under this Lease, including, without limitation, the payment of Minimum Annual Rent and all additional rent required by the terms of this Lease, for a period of six (6) consecutive calendar months;

          (ii) at the time condition (i) is satisfied, none of the following events or conditions shall exist with respect to the Tenant or Norton McNaughton, Inc. (the "Parent") or any entity owned or controlled by Parent or Tenant (an "Affiliate"): (A) the Tenant (or the Parent or an Affiliate) has made a general assignment for the benefit of creditors or generally is not paying, or is unable to pay, or admits in writing its inability to pay, its debts as they become due; or (B) the Tenant (or the Parent or an Affiliate) or any other party has commenced any proceeding (I) relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, in each instance with respect to the Tenant (or the Parent or an Affiliate); (II) seeking to have an order for relief entered with respect to the Tenant (or the Parent or an Affiliate); (III) seeking attachment, distraint or execution of a judgment with respect to the Tenant (or the Parent or an Affiliate); (IV) seeking to adjudicate the Tenant (or the Parent or an Affiliate) as bankrupt or insolvent; (V) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Tenant's (or the Parent's or an Affiliate's) debts; or (VI) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for the Tenant (or the Parent or an Affiliate) or for all or any substantial part of the Tenant's (or the Parent's or an Affiliate's) assets; and

          (iii) the Parent's unaudited quarterly financial statements shall reflect net income of Four Million Dollars ($4,000,000.00) or greater in the aggregate for the most recently ended four (4) consecutive fiscal quarters.

     (e) Tenant shall be entitled to replace the original Letter of Credit (or the First Reduced Letter of Credit) with either (i) a replacement letter of credit in the amount of One Hundred Twenty Three Thousand Two Hundred Dollars ($123,200.00) (the "Second Reduced Letter of Credit"), in which event the Beneficiary agrees to provide Tenant with all documents necessary to facilitate such replacement, or (ii) a cash security deposit in the amount of One Hundred Twenty Three Thousand Two Hundred Dollars ($123,200.00), upon the satisfaction of either of the following conditions (the "Second Reduced Letter of Credit Conditions"), it being agreed that the determination of the satisfaction of the Second Reduced Letter of Credit Conditions will be made annually at each lease anniversary date:

          (A) Parent's credit rating published by Standard & Poor's or Moody's Investor's Services shall become "investment grade", it being agreed that the current definition of

     "investment grade" shall mean a credit rating published by Standard & Poor's or Moody's Investor's Services of BBB- or A-, respectively, or better; or

          (B) both: (i) all First Letter of Credit Reduction Conditions (as defined above) shall have been satisfied; and (ii) the Parent's unaudited quarterly financial statements shall reflect a maximum debt to net worth ratio of 2.0 to 1.0 for each of the most recently ended four (4) consecutive fiscal quarters.

     In the event that Tenant shall be obligated to renew the Letter of Credit (or any successor letter of credit) and shall fail to renew the Letter of Credit (or any successor letter of credit) prior to the date that is thirty (30) days prior to the expiration of the Letter of Credit (or any successor letter of credit), the Beneficiary shall be entitled to draw upon the entire amount of the Letter of Credit and hold such funds as additional security for the performance of Tenant's obligations under this Lease in accordance with this Section 31.

     IN WITNESS WHEREOF, and in consideration of the mutual entry into this lease and for other good and valuable consideration, and intending to be legally bound, each party hereto has caused this agreement to be duly executed under seal.

                                  Landlord:

                                  NORTH POINT PARK, LLC

                                  By:  /s/ David F. Haygood
                                       --------------------
                                  Name: David F. Haygood
                                  Title: Member

                                  Tenant:
                                  ------

                                  MCNAUGHTON APPAREL HOLDINGS INC.

                                  By: /s/ Amanda Bokman
                                      -----------------
                                  Name:  Amanda Bokman
                                  Title: VP, CFO, Secretary &
                                         Treasurer



               Corporate Resolution and Authorization of Agency

         It is hereby certified that a meeting of a quorum of the directors of the corporation which is the Tenant herein was held on May 14, 1999, and that it was resolved to enter into this lease and further that the officers of the corporation, and ______________________ as agent of the corporation, have been authorized, empowered and directed in the corporate name and with the corporate seal to execute and deliver any or all documents and to pay all fees and charges necessary to carry out the entry into and compliance with this lease.


                                  /s/ Amanda Bokman
                                      Secretary

                                  Exhibit "A"
                          Graphical Depiction of Lot
                     (see attached depiction of Tract A-2)

                                  Exhibit "B"
                                     Plans
                                (see attached)

                                  Exhibit "C"
                                Specifications
                                (see attached)

                                  Exhibit "D"
                         Description of Tenant's Work
                                (see attached)

                                  Exhibit "E"
            Construction Lender Form of Nondisturbance, Attornment
                          and Subordination Agreement
                                (see attached)

                                  Exhibit "F"
                          Form of Memorandum of Lease

Drawn by and mail to:
Moore & Van Allen, PLLC
Attention: Christopher T. Cunniffe
40 Calhoun Street, Suite 300
Charleston, SC  29401


                              MEMORANDUM OF LEASE


     NORTH POINT PARK, LLC, a South Carolina limited liability company ("Landlord"), whose address is c/o Frank Haygood Associates, 342 East Bay Street, Charleston, SC 29401, hereby acknowledges the existence of a lease to MCNAUGHTON APPAREL HOLDINGS INC., a Delaware corporation, ("Tenant"), whose principal address is: 463 7th Avenue, New York, NY 10018, for a term beginning _____________, 19___ and ending not later than ______________, ____ including extensions and renewals, if any, of the property described on Exhibit A attached hereto and made a part hereof, located in the City of Hanahan, County of Berkeley, South Carolina.

     The provisions set forth in a written Agreement of Lease, dated as of March __, 1999, by and between Landlord and Tenant are hereby incorporated in this Memorandum.

                                TENANT:

                                MCNAUGTON GROUP HOLDINGS INC.

                                By:
                                   -------------------------------
                                Name:
                                     -----------------------------
                                Title:
                                      ----------------------------


                                LANDLORD:
                                --------

                                NORTH POINT PARK, LLC

                                By:
                                   -------------------------------
                                Name: David F. Haygood
                                Title: Member

STATE OF SOUTH CAROLINA

COUNTY OF _________________

     The foregoing instrument was acknowledged before me this ___ day of ______________, 1999 by _______________, the _________________ of __________.

                                 ------------------------
                                 Notary Public
                                 [SEAL]
                                 My commission expires:


STATE OF SOUTH CAROLINA

COUNTY OF _________________

     The foregoing instrument was acknowledged before me this ___ day of ______________, 1999 by David F. Haygood, a Member of North Point Park, LLC.

                                 ------------------------
                                 Notary Public
                                 [SEAL]
                                 My commission expires:

                                                Exhibit A to Memorandum of Lease

                            Description of Property
                            -----------------------

                                  Exhibit "G"

                      Form of Tenant Estoppel Certificate

                          TENANT ESTOPPEL CERTIFICATE
                          ---------------------------

     Please refer to the documents described in Exhibit A hereto (the "Lease Documents") including the "Lease" therein described. The undersigned (the "Tenant"), hereby certifies that it is the lessee under the Lease. Tenant hereby further acknowledges that it has been advised that the Lease may be assigned to a purchaser of, and/or collaterally assigned in connection with a proposed financing secured by, the property on which the demised premises under the Lease are located, and certifies both to the landlord under the lease (the "Landlord") and to any and all prospective purchasers (the "Purchasers") and mortgagees of such property, including any trustee on behalf of any holders of notes or other similar instruments, and any holders from time to time of such notes or other instruments, and their respective successors and assigns (collectively the "Mortgagees") that as of the date hereof:


     1.   The information set forth in Exhibit A hereto is true and correct;

     2. Tenant is in occupancy of the demised premises and the Lease is in full force and effect and except by such writings as are identified on Exhibit A hereto, has not been modified, assigned, supplemented or amended since its original execution, nor are there any other agreements between Landlord and Tenant concerning the space rented under the Lease, whether oral or written;

     3. All conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed including but not limited to Substantial Completion of the demised premises in accordance with the plans and specifications approved by Tenant;

     4. Tenant is not in default under the Lease Documents, Tenant has not received any notice of default under the Lease Documents, and, to Tenant's knowledge, there are no events which have occurred that with the giving of notice or the passage of time or both, would result in a default by Tenant under the Lease Documents;

     5. Tenant has not paid any rents or sums due under the Lease more than 30 days in advance of the date due under the Lease and Tenant has no rights of setoff, counterclaim, concession or other rights of diminution of any rent or sums due and payable under the Lease except as set forth in Exhibit A hereto;

     6. To Tenant's knowledge, there are no uncured defaults on the part of the Landlord under the Lease Documents, Tenant has not sent any notice of default under the Lease Documents to the Landlord, and, to Tenant's knowledge, there are no events which have occurred that, with the giving of notice or the passage of time or both, would result in a default by Landlord thereunder, and at the present time Tenant has no claim against Landlord under the Lease Documents;

     7. Except as expressly set forth in the Lease, there are no provisions for, and Tenant has no rights with respect to, renewal or extension of the initial term of the Lease; terminating the term, leasing or occupying additional space or purchasing the premises;

     8. If Tenant has the right to obtain leasehold financing, then Tenant represents that it has no right to obtain fee subordination or otherwise to encumber the estate of the Landlord in the demised premises;

     9. Tenant is in compliance with the covenants set forth in the Lease Documents obligating Tenant to comply with all applicable law;

     10. Tenant is in compliance with all insurance requirements set forth in the Lease Documents. Tenant covenants and agrees that after receipt of notice of the sale of the Property it will promptly cause a new Certificate of Insurance to be issued naming the new landlord and its managing agent as additional insureds.

     11. Except as set forth on Part M of Exhibit A, no action, voluntary or involuntary, is pending against Tenant under federal of state bankruptcy or insolvency laws;

     12. Tenant covenants and agrees promptly to notify Landlord in writing if any certification by Tenant contained herein shall be or become untrue in any material respect at any time prior to __________________________;

     13. The undersigned has the authority to execute and deliver this Certificate on behalf of the Tenant and acknowledges that all Purchasers will rely on this estoppel certificate in purchasing the property and all Mortgagees will rely upon this estoppel certificate in extending credit to Landlord or Landlord's successors in interest; and

     14. This Tenant Estoppel Certificate shall be binding upon the successors, assigns and representatives of the undersigned and any party claiming through or under the undersigned and shall inure to the benefit of all Purchasers and Mortgagees.

     IN WITNESS WHEREOF, Tenant has duly executed this Certificate this ______ day of __________, 199__.


                             [                          ]

                              By:
                                 ---------------------------------------
                              Name:
                                   -------------------------------------
                              Title:
                                    ------------------------------------

                                  Exhibit "H"
             Construction Lender Form of Pre-construction Estoppel
                                (see attached)

                                  Exhibit "I"
            Construction Lender Form of Post-construction Estoppel
                                (see attached)

                                  Exhibit "J"
                              List of Warranties
                                (see attached)

                                  Exhibit "K"
                            Permitted Encumbrances

1. Declaration of Restrictive Covenants filed November 10, 1998 in Book 1479 at page 0227 in the RMC Office for Berkeley County.

2. Survey prepared by Trico Engineering Consultants, Inc. dated April 7, 1999 shows the following:

       a.    Wetlands and Wetlands Buffer

3. Easement for stormwater drainage and retention to be granted by Landlord and to be located along the easterly line of the property that connects the main portion of the property with the stormwater retention pond; provided, however, that such easement shall not impair Tenant's use or operation of the property.

4. Restrictive covenants to be adopted by Landlord restricting the use of the property provided that such restrictions shall permit the use of the property as a warehouse and distribution facility and provided that Tenant shall have the right to approve such restrictive covenants, such approval not to be unreasonably withheld and such approval to be deemed given if Tenant fails to respond to a request for approval within ten (10) business days.

                                  Exhibit "L"
                           Legal Description of Lot